UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2011

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2011, Bryce Blair, Chairman and Chief Executive Officer, informed the Board of Directors of AvalonBay Communities, Inc. (the “Company”) of his decision to retire from the role of CEO at the end of 2011 but indicated his willingness to continue to serve as Chairman of the Board with associated management duties during 2012.  Following a meeting and unanimous vote of the independent directors of the Board on June 3, 2011, which was ratified by a vote of the full Board of Directors, the Board determined the following:

•                  That effective upon Mr. Blair’s retirement from the role of CEO, Timothy J. Naughton, the Company’s current President and a director, would assume the additional title and role of Chief Executive Officer on January 1, 2012.

•                  That Mr. Blair would remain as Chairman of the Board during 2012 and would devote at least half his work time that year to AvalonBay matters.

The Board also expressed its intention to consider in the future (i) making an appropriate and approximately proportionate adjustment to Mr. Blair’s 2012 compensation and (ii) making appropriate adjustments beginning in 2012 so that over time Mr. Naughton’s compensation is increased to reflect his new role.  Such adjustments would be made in the sole discretion of the Board of Directors at a future date at which time the exact amounts, form, structure and timing of any compensation adjustments would be determined.

Timothy J. Naughton, 50, has been a director of the Company since September 2005 and has been President since February 2005.  Previously, Mr. Naughton served as Chief Operating Officer since February 2001.  Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer from January 2000, overseeing the Company’s investment strategy.  Prior to becoming the Chief Investment Officer, Mr. Naughton served as the Company’s Regional Vice President—Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country.  Mr. Naughton has been with the Company or its predecessors since 1989.  Mr. Naughton is a member of The Real Estate Roundtable, the Multifamily Council of the Urban Land Institute and a member of the National Multi-Housing Council, where he serves on the Executive Committee.  Mr. Naughton received his MBA from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

Item 7.01                             Regulation FD Disclosure

On June 6, 2011, the Company issued the press release furnished herewith addressing the matters described above.

ITEM 9.01                       Financial Statements and Exhibits.

(d)                                                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

June 6, 2011
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 6, 2011